                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PRECISION RESPONSE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5)  Total fee paid:

-------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

-------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3)  Filing Party:

-------------------------------------------------------------------------------
     (4)  Date Filed:

-------------------------------------------------------------------------------

                         PRECISION RESPONSE CORPORATION
                             1505 N.W. 167TH STREET
                              MIAMI, FLORIDA 33169

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 12, 1998

To the Shareholders of Precision Response Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Precision Response Corporation (the "Company") will be held at the Weston Hills Country Club, 2600 Country Club Way, Fort Lauderdale, Florida 33332, on Friday, June 12, 1998, at 10:00 a.m. (Eastern time) for the following purposes:

         1. To elect seven directors of the Company to serve for a one-year term expiring in 1999;

         2. To approve an amendment to the Company's Amended and Restated 1996 Incentive Stock Plan, as amended (the"Employee Stock Plan"), increasing the number of shares of the Company's common stock reserved for issuance under the Employee Stock Plan from 3,000,000 shares to 4,000,000 shares, subject to any future antidilution adjustments; and

         3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    These items are fully discussed in the following pages, which are made part of this Notice. The Board of Directors has fixed the close of business on Friday, April 17, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

   All shareholders are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person and wish to have your shares voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. In the event you decide to attend the meeting, you may, if so desired, revoke the proxy and vote your shares in person.

                                       By Order of the Board of Directors


                                       /s/ Richard D. Mondre
                                       ----------------------------------------
                                       Richard D. Mondre
                                       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                       AND SECRETARY

Miami, Florida
April 30, 1998

                         PRECISION RESPONSE CORPORATION
                             1505 N.W. 167TH STREET
                              MIAMI, FLORIDA 33169

                         --------------------------------

                                 PROXY STATEMENT

                         --------------------------------

                               GENERAL INFORMATION

   The enclosed proxy is solicited by the Board of Directors (the "Board") of Precision Response Corporation ("PRC" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Weston Hills Country Club, 2600 Country Club Way, Fort Lauderdale, Florida 33332, on Friday, June 12, 1998, at 10:00 a.m. (Eastern time), and any postponement or adjournment thereof, for the purposes set forth in the attached notice. A form of proxy is enclosed herewith. Any shareholder who executes and delivers the proxy may revoke it at any time prior to its use.

   The cost of this solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, directors, officers and employees of the Company may solicit proxies by telephone, telegram, personal interview or other means without additional compensation or remuneration therefor. Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of the Company's common stock (the "Common Stock") on the Record Date referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy material to their beneficial owners.

   The Company's Annual Report to Shareholders for 1997 is being mailed with this Proxy Statement to shareholders entitled to vote at the Annual Meeting. The Company intends to commence its distribution of this Proxy Statement and the proxy on or about May 4, 1998.

                                VOTING PROCEDURES

VOTING AND REVOCABILITY OF PROXIES

   When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions marked thereon. If no specific instructions are given, the shares will be voted (1) FOR the election of the seven nominees of the Board set forth herein, and (2) FOR the approval of the amendment to the Company's Amended and Restated 1996 Incentive Stock Plan, as amended (the "Employee Stock Plan"). A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary prior to the Annual Meeting or by giving a later dated proxy at any time before voting at the Annual Meeting.

   Each share of Common Stock outstanding on the Record Date referred to below will be entitled to one vote on all matters. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required for the approval of the amendment to the Employee Stock Plan. Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

RECORD DATE AND SHARE OWNERSHIP

   Only shareholders of record at the close of business on Friday, April 17, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date, there were outstanding 21,549,000 shares of common stock. Mark J. Gordon and David L. Epstein, the controlling shareholders of PRC, are the Chairman of the Board and Chief Executive Officer and President, respectively, of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  Set forth below is a list (as of April 10, 1998) of the names of the directors and executive officers of the Company, their respective ages and their respective positions with the Company. The terms of the directors expire annually upon the holding of the Annual Meeting.


            NAME                       AGE                                     POSITION
-----------------------------        -------        --------------------------------------------------------------
Mark J. Gordon                         50           Chairman of the Board and Chief Executive Officer
David L. Epstein                       34           Director and President
Richard D. Mondre                      52           Director, Executive Vice President, General Counsel and Secretary
Richard N. Ferry, Jr.                  46           Executive Vice President - Business Development
Bernard J. Kosar, Jr.                  34           Director and Senior Vice President - Client Relations
Paul M. O'Hara                         52           Senior Vice President - Finance and Chief Financial Officer
Derek J. Reynolds                      48           Senior Vice President - Information Services
Robert K. Tenzer                       37           Senior Vice President - Human Resources
Thomas C. Teper                        36           Senior Vice President - Facilities Acquisition and Development
James R. Weber                         50           Senior Vice President - Telemarketing Operations
Colleen J. Williams                    47           Senior Vice President - Account Services
Thomas F. Jennings, Jr.                38           Vice President and Controller
Joseph E. Gillis                       41           Vice President and Treasurer
Neil A. Natkow                         49           Director
Richard N. Krinzman                    49           Director
Christian Mustad                       59           Director

  The following sets forth the background of each of the Company's directors and executive officers, including the principal occupation of those individuals for at least the past five years:

  MARK J. GORDON joined the Company in 1984 and became a director at that time. Mr. Gordon has served as the Company's Chief Executive Officer since 1985.

  DAVID L. EPSTEIN joined the Company in 1982, was named Executive Vice President in 1984, and has served as President since 1985. He became a director of the Company in April 1996.

  RICHARD D. MONDRE joined the Company in March 1996 as Executive Vice President, General Counsel and Secretary. He became a director of the Company in May 1996. From January 1983 to March 1996, Mr. Mondre was a partner at the law firm of Rubin Baum Levin Constant Friedman & Bilzin ("Rubin Baum"), which served as the Company's regular outside counsel until January 31, 1998. As of February 1, 1998, the successor firm to Rubin Baum, Bilzin Sumberg Dunn Price & Axelrod LLP ("BSDPA"), commenced serving as the Company's regular outside counsel. After joining the Company, Mr. Mondre remained "Of Counsel" to Rubin Baum and is currently "Of Counsel" to BSDPA.

  BERNARD J. KOSAR, JR. was appointed a director of the Company in October 1996. Mr. Kosar joined the Company in January 1997 as Senior Vice President - Client Relations. From January 1995 until joining the Company, Mr. Kosar had served as a consultant to the Company. Since July 1985 until his retirement in 1997, Mr. Kosar had been a quarterback in the National Football League and most recently with the Miami Dolphins. Mr. Kosar is also a director and majority owner of Tidewater Management Group, Inc., a franchisee for a national food chain, and Bernie Kosar Greeting Card Company, a distributor of greeting cards.

  RICHARD N. FERRY, JR. joined the Company in November 1994 as Vice President - Business Development, was appointed Senior Vice President in that position in May 1996 and was appointed Executive Vice President in that position in November 1997. From November 1993 to November 1994, Mr. Ferry was a principal of Virtual Marketing International, providing consulting services to a number of companies, including many of the Company's competitors in the teleservicing and direct marketing industries. From November 1991 to November 1993, Mr. Ferry was the Director of Marketing Services at Century Telecommunications, a provider of telephone services, and from September 1984 until November 1991, Mr. Ferry was the Vice President of Operations for Advanced Telemarketing Corp., a provider of teleservices.

  PAUL M. O'HARA joined the Company in August 1996 as Senior Vice President - Finance and Chief Financial Officer. From March 1994 until joining the Company, Mr. O'Hara was Executive Vice President and Chief Financial Officer of Sunbeam Corp., a consumer products company. From April 1988 to March 1994, Mr. O'Hara was Executive Vice President and Chief Financial Officer of Fruit of the Loom, an apparel manufacturer.

  DEREK J. REYNOLDS joined the Company in October 1996 as Senior Vice President
- Information Services. From March 1993 until joining the Company, Mr. Reynolds was the Chief Information Officer and Senior Vice President of GC Services L.P., a financial services and information processing company. Prior to that position, Mr. Reynolds was employed for over ten years with Equifax, a diverse information services company, most recently as Senior Vice President, Information and Communication Services.

  ROBERT K. TENZER joined the Company in September 1994 as Director of Human Resources. Mr. Tenzer was appointed Vice President of Human Resources in May 1997 and Senior Vice President in September 1997. From September 1984 until joining the Company, Mr. Tenzer was a Director of Human Resources and Store Operations for Neiman Marcus, a clothing and specialty items retailer. Mr. Tenzer has a Masters of Science in Human Resources Management.

  THOMAS C. TEPER joined the Company in May 1990 as Vice President of Finance and Chief Financial Officer. Mr. Teper was appointed Vice President of Corporate Planning and Development in January 1994 and Vice President - Facilities Acquisition and Development in May 1996. Mr. Teper was appointed Senior Vice President - Facilities Acquisition and Development in May 1997. Mr. Teper is a Certified Public Accountant.

  JAMES R. WEBER joined the Company in June 1996, and was formally appointed Senior Vice President - Telemarketing Operations in November 1996. From August 1994 until joining the Company, Mr. Weber was Senior Vice President Operations for SafeCard Services, Inc., a credit card protection company. From June 1992 to August 1994, Mr. Weber worked with MCI Telecommunications, a telecommunications company, initially as a Center Director and then as Regional Director for the western region. From March 1985 to May 1992, Mr. Weber held a number of positions with American Express Company, a financial services company, including that of Director for its telephone service center and card issuance division.

  COLLEEN J. WILLIAMS joined the Company in October 1994 as Account Services Director and was appointed Senior Vice President - Account Services in November 1996. From November 1993 until joining the Company, Ms. Williams was an Assistant Vice President with PNC Mortgage Corp. of America, a national mortgage bank. From June 1986 to November 1993, Ms. Williams served as Vice President for a number of divisions of Citibank (Florida), N.A., a national banking association.

  THOMAS F. JENNINGS, JR. joined the Company in March 1997 as Controller and was formally appointed Vice President, Controller and Principal Accounting Officer in May 1997. From July 1994 until joining the Company, Mr. Jennings was Vice President and Chief Financial Officer for the Music Division of Blockbuster Entertainment. From March 1993 to July 1994 , Mr. Jennings was Controller for the Domestic Consumer Division of Blockbuster Entertainment. From September 1981 to joining Blockbuster Entertainment, Mr. Jennings was employed by the public accounting firm of Coopers & Lybrand LLP, most recently as Manager, Audit Services. Mr. Jennings is a Certified Public Accountant.

  JOSEPH E. GILLIS joined the Company in November 1994 as Chief Financial Officer and Treasurer, continues to serve as Treasurer and was appointed a Vice President in May 1997. From October 1993 until joining the Company, Mr. Gillis was Chief Financial Officer of William Schneider, Inc., a jewelry manufacturer. From June 1989 to October 1993, Mr. Gillis was Vice President of Finance for the Vertical Blinds Division of Hunter Douglas, Inc., a manufacturer of window coverings, or its predecessor, Profile Corp. Mr. Gillis is a Certified Public Accountant.

  NEIL A. NATKOW was appointed a director of the Company in October 1996. Dr. Natkow served as Senior Vice President - Health Care for the Company from February 1997 to October 1997. Upon leaving the Company, Dr. Natkow became President of NAN II, Inc., a Florida corporation which is the general partner of PhyTrust, Ltd., a Florida management services organization. From December 1993 until his retirement in October 1995, Dr. Natkow served as an executive officer of PCA Health Plans of Florida, a health maintenance organization, most recently as its Chief Executive Officer.

From July 1992 to December 1993, Dr. Natkow was the President and Chief Executive Officer of Family Health Plan, a health maintenance organization, and, from June 1987 to July 1992, Dr. Natkow was the Vice President for Professional Affairs at Southeastern University for Health Sciences. Dr. Natkow is also a director of Sheridan Healthcare, Inc., a publicly traded company.

  RICHARD N. KRINZMAN was appointed a director of the Company in February 1997. Mr. Krinzman is a shareholder at the law firm of Holtzman, Krinzman, Equels & Furia, P.A., a position he has held since 1978. Mr. Krinzman has practiced law in Dade County, Florida, for the past 25 years with concentration on transactional matters in the areas of real property, banking and commercial law. Mr. Krinzman is a member of the Audit and Compensation Committees of the Board.

  CHRISTIAN MUSTAD was appointed a director of the Company in October 1996. For the past 24 years, Mr. Mustad has been a managing director of The Mustad Group, which owns and/or manages approximately 35 companies in 17 countries. The Mustad Group businesses and activities range from manufacturing of horseshoe nails, level gauging for the shipping industry, precision parts, paper cores, machinery for the cardboard industry and fasteners to oil recycling. Mr. Mustad is a member of the Audit and Compensation Committees of the Board.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

  The Board held three meetings and acted by unanimous written consent in lieu of a meeting 10 times during 1997. Each director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he served during 1997.

  The Company's Board has an Audit Committee and a Compensation Committee, each of which is currently comprised of Mr. Mustad and Mr. Krinzman, non-employee directors of the Company. The Audit Committee recommends the annual engagement of the Company's independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Employee Stock Plan and the 1996 Non-employee Director Stock Option Plan (the "Director Stock Plan;" together with the Employee Stock Plan, the "Stock Plans"). The Audit Committee held two meetings during 1997. The Compensation Committee held one meeting and acted by unanimous written consent in lieu of a meeting 10 times during 1997.

  The Board does not currently have a nominating committee or a committee performing similar functions. Such functions are performed by the Board as a whole.

DIRECTOR COMPENSATION

  Directors who are not employees or officers of the Company receive a quarterly retainer of $2,500 and receive $500 for attendance at each meeting of the Board or committee thereof. Such directors also receive an option to purchase 2,500 shares of Common Stock, under the Director Stock Plan, upon initial election and upon each re-election as a director at the Company's Annual Meeting. Directors may also be reimbursed for certain expenses in connection with attendance at Board and Board committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company will not receive additional compensation for service as a director. See "Executive Compensation - Employee Stock Plan and Director Stock Plan."

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION PHILOSOPHY

  The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's Stock Plans. The Compensation Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly qualified persons to manage the Company in order to enhance shareholders' value. The objectives of this strategy are to provide a compensation package that permits the recognition of individual contributions and achievements as well as Company results. Within this strategy, the Compensation Committee considers it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with similar companies in the teleservices industry. At times, the Committee also evaluates compensation relative to a broader range of companies, whether or not included in the Company's peer group, that have particular lines of business comparable to those of the Company.

EXECUTIVE COMPENSATION

  Executive compensation is comprised of base salary, annual bonus compensation and long-term compensation primarily in the form of stock options.

BASE SALARIES

  Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Base salary levels are generally set forth in the executive officers' employment agreements and increases in their base salary in 1997 were generally made in accordance with their agreements, where applicable. The employment agreements for the Named Executive Officers (as defined in "Executive Compensation Table" below), including Mr. Gordon, and all other employment agreements for the Company's executive officers in effect as of April 15, 1998 are described under "Employment Agreements."

LONG-TERM COMPENSATION

  The Compensation Committee believes that the use of equity-based long-term compensation plans directly links executive interests to enhancing shareholder value. In this regard, the Compensation Committee recommends the approval of the amendment to the Employee Stock Plan set forth in "Proposal 2: Approval of Amendment to the Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan" ("Proposal 2"). Stock options and other stock incentives are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders.

  Stock option grants are generally provided to executive officers as a part of their initial compensation package at levels commensurate with their experience and responsibility. Stock option grants are considered annually by the Compensation Committee for all executive officers. A primary consideration in granting stock options is to encourage members of management to hold significant equity ownership in the Company. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the options are of no value.

  As a result of substantially all of the Company's stock options granted prior to October 1, 1997, having an exercise price per share of Common Stock significantly in excess of the then market value of the Company's Common Stock and consistent with the Compensation Committee's view that stock options should be an integral part of the Company's compensation program and provide a meaningful incentive to future performance, the Compensation Committee determined it was appropriate to adopt a plan to reset, effective December 5, 1997, (the "Repricing Date"), the exercise price of all outstanding employee stock options. The Company offered each employee holding outstanding stock options (approximately 170 employees in total) the opportunity to change the option price, date of grant and vesting period as of the Repricing Date with respect to his or her respective outstanding stock options. Under the terms of the plan, an employee's previously granted stock options would be cancelled, including any vested options, and such employee would receive the equivalent number of new stock options at an exercise price equal to the fair market value of the Company's common stock on the Repricing Date ($7.875 per share). The new stock options received by an employee would have a vesting schedule the same as such employee's cancelled stock options except that vesting for the new stock options would commence from the Repricing Date. Generally, the new grants would vest at 20% on each of the first five anniversaries from the Repricing Date. The Company's plan was accepted by approximately 125 employees with respect to 925,000 outstanding stock options. Additionally, prior to adopting the Repricing Plan, the Compensation Committee separately repriced certain of the existing stock options held by three specific executive officers of the Company (including two Named Executives, as hereinafter defined). Options covering a total of 646,000 shares of common stock were repriced, with 310,000 shares having a new exercise price of $7.41 per share and 336,000 shares having a new exercise price of $6.88 per share. As part of the repricing, certain of these stock options provided for a new vesting schedule. See "Option Grants and Holdings - 1997 Repricing of Options."

  Submitted by the Compensation Committee of the Board of Directors.

         Christian Mustad
         Richard N. Krinzman

EXECUTIVE COMPENSATION TABLE

  The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in 1997, 1996 and 1995 by the chief executive officer and the Company's four other most highly compensated executive officers whose aggregate annual compensation exceeded $100,000 and who were executive officers of the Company at December 31, 1997 (together, the "Named Executive Officers"). The Company does not have a pension plan or a long-term incentive plan, has not issued any restricted stock awards and has not granted any stock appreciation rights as of this date. The Company has granted stock options. See "Option Grants and Holdings" and "Employee Stock Plan and Director Stock Plan." The value of all perquisites and other personal benefits received by each Named Executive Officer in each respective year did not exceed 10% of the Named Executive Officer's total annual salary.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                 ANNUAL                    ----------------
                                                              COMPENSATION                   SECURITIES
                                        FISCAL       ------------------------------          UNDERLYING           ALL OTHER
   NAME AND PRINCIPAL POSITION           YEAR          SALARY              BONUS            OPTIONS(#)(1)       COMPENSATION(2)
----------------------------------      -------     -------------      --------------      ----------------     ---------------
Mark J. Gordon                          1997        $403,269                 -                    -                  $10,703
    Chief Executive Officer             1996         358,554                 -                    -                   13,301
                                        1995         281,496                 -                    -                   15,194

David L. Epstein                        1997         388,187                 -                    -                     -
    President                           1996         358,554                 -                    -                     -
                                        1995         276,635                 -                    -                     -

Richard D. Mondre                       1997         372,270              $ 40,000                -                     -
    Executive Vice President,           1996         271,884(3)             40,000                -                     -
    General Counsel and Secretary       1995              -                                       -                     -

Bernard J. Kosar, Jr.                   1997         260,097               105,000           415,000(4)                 -
    Senior Vice President-              1996              -                  -                60,000(4)               68,000(5)
    Client Relations                    1995              -                  -                    -                  115,000(5)

Paul M. O'Hara                          1997         298,215                50,000           350,000(8)                -
    Senior Vice President-Finance       1996          91,495(6)             25,000(7)        200,000(8)                -
   and Chief Financial Officer          1995              -                  -                    -                     -

----------

(1) See "Option Grants and Holdings" below for a description of such executive officers' options and the repricing of certain of those options in 1997.

(2) Consists of premiums paid for three split-dollar life insurance policies for the benefit of the Mark Gordon Family Trust.

(3) Mr. Mondre joined the Company in March 1996. His base annual salary for 1996 was $360,000.

(4) The option for 60,000 of these shares was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996. See "Option Grants and Holdings - 1997 Repricing of Options."

(5) This amount represents the total commissions and fees earned by Mr. Kosar in that year in connection with consulting services performed for the Company prior to joining the Company as an executive officer.

(6) Mr. O'Hara joined the Company in August 1996. His base annual salary for 1996 was $250,000.

(7)  This amount was earned in 1996 but paid in 1997.

(8) The option for 200,000 of these shares was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996. See "Option Grants and Holdings - 1997 Repricing of Options."

OPTION GRANTS AND HOLDINGS

1997 OPTION GRANTS

  The following table summarizes the options which were granted (including those options granted in connection with cancellation of options granted in 1996) during 1997 to the Named Executive Officers:

                                                 INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
                    ------------------------------------------------------------------                       VALUE AT ASSUMED
                                   % OF TOTAL                 CLOSING                      VALUE AT            ANNUAL RATES
                        NUMBER OF    OPTIONS                   MARKET                     GRANT-DATE          OF STOCK PRICE
                       SECURITIES   GRANTED TO                PRICE ON                      MARKET             APPRECIATION
                       UNDERLYING    EMPLOYEES    EXERCISE     DATE OF                      PRICE           FOR OPTION TERM(1)
                        OPTIONS      IN FISCAL      PRICE       GRANT      EXPIRATION     ----------     -----------------------
NAME                    GRANTED        YEAR       ($/SH)(2)  ($/SHARE)(3)     DATE          0%($)(3)       5%($)        10%($)
-------------------   -----------   -----------   --------   -----------   -----------    -----------    ---------    ----------
Mark J. Gordon               --          --           --           --            --             --             --             --
David L. Epstein             --          --           --           --            --             --             --             --
Richard D. Mondre            --          --           --           --            --             --             --             --
Bernard J. Kosar, Jr.    60,000(4)     1.64         7.41         7.94       7/26/99         31,800         76,463        123,110
                        200,000        5.45         7.41         7.94        1/1/04        106,000        672,673      1,401,570
                         50,000        1.36         7.41         7.94       2/17/04         26,500        172,602        362,114
                        165,000        4.50         7.41         7.94       9/30/04         87,450        620,792      1,330,364
Paul M. O'Hara          200,000(4)     5.45         6.88         7.13        8/8/04         50,000        606,638      1,339,714
                        150,000        4.09         6.88         7.13       11/9/04         37,500        472,894      1,052,153

-----------------
(1) Potential realizable value is based on the assumption that the Company's Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise). Accordingly, there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.
(2) The exercise price reflects the repricing of certain of these options in 1997 after their being granted. See "1997 Repricing of Options" below.
(3) For purposes of and as provided under the Employee Stock Plan, "fair market value" on the date of grant of any option is the average of the high and low sales prices of a share of Common Stock on the NASDAQ National Market on the trading day immediately preceding such date of grant. The Compensation Committee of the Company believes this calculation more accurately reflects "fair market value" of the Company's Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant at times may be different than the exercise price per share.
(4) This option was granted in connection with cancellation of option to purchase same number of shares of Common Stock granted in 1996. See "1997 Repricing of Options" below.

1997 OPTION EXERCISES AND YEAR-END VALUES

  The following table provides information regarding the value of all options exercised during 1997 and unexercised options held at December 31, 1997 by the Named Executive Officers.


                                                            NUMBER OF
                                                       SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                            SHARES                     UNEXERCISED OPTIONS AT        "IN-THE-MONEY" OPTIONS AT
                           ACQUIRED                      DECEMBER 31, 1997              DECEMBER 31, 1997(1)
                              ON         VALUE     ----------------------------    ----------------------------
NAME                       EXERCISE    REALIZED    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
---------------------      --------    --------    -------------    -----------    -------------    -----------
Mark J. Gordon               --              --             --             --               --               --
David L. Epstein             --              --             --             --               --               --
Richard D. Mondre            --              --             --             --               --               --
Bernard J. Kosar, Jr.      30,000      $ 92,700        237,500        207,500       $  660,250       $  576,850
Paul M. O'Hara               --              --        350,000           --          1,158,500              --

----------

(1) Based on a per share price of $10.19 on December 31, 1997, which was the closing market price of the Company's Common Stock on the last day of the Company's 1997 fiscal year.

1997 REPRICING OF OPTIONS

  The following table provides information as to the repricing during the 1997 fiscal year by the Company of the exercise price of stock options previously awarded to any of the Named Executive Officers. The repricing as described in the following table was authorized by the Compensation Committee as a result of the trading price of the Company's Common Stock and in order to provide a meaningful incentive for future performance. The repricing was done at "fair market value" as determined under the Employee Stock Plan. See "Compensation Committee Report on Executive Compensation" hereinabove.


                                                                                                                      LENGTH OF
                                          NUMBER OF            MARKET             EXERCISE                             ORIGINAL
                                         SECURITIES           PRICE OF            PRICE OF                           OPTION TERM
                                         UNDERLYING           STOCK AT              STOCK             NEW             REMAINING
                                           OPTIONS            TIME OF            AT TIME OF         EXERCISE          AT TIME OF
NAME                        DATE        REPRICED (#)      REPRICING($)(1)       REPRICING ($)      PRICE ($)          REPRICING
--------------------     ----------     -------------     ----------------     ---------------     ----------     ------------------
Mark J. Gordon               -                -                   -                   -                 -                   -
David L. Epstein             -                -                   -                   -                 -                  -
Richard D. Mondre            -                -                   -                   -                 -                  -
Bernard J. Kosar, Jr.    10/1/97            60,000              7.94                16.75             7.41           1 Year 299 Days
                         10/1/97           200,000              7.94                35.38             7.41           6 Years 94 Days
                         10/1/97            50,000              7.94                33.38             7.41         6 Years 140 Days
Paul M. O'Hara           11/10/97          200,000              7.13                23.88             6.88         6 Years 271 Days

----------------
(1) See footnote (2) to "1997 Option Grants" hereinabove.

EMPLOYEE STOCK PLAN AND DIRECTOR STOCK PLAN

  The Company has adopted the Employee Stock Plan and the Director Stock Plan. Officers, key employees and non-employee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units under the Employee Stock Plan. The Company currently has reserved 3,000,000 shares of the Common Stock for issuance under the Employee Stock Plan. As discussed in Proposal 2, the Company is seeking approval to increase the number of shares reserved for issuance under the Employee Stock Plan to 4,000,000 shares, subject to further antidilution adjustments. For a summary of the material items of the Employee Stock Plan, see Proposal 2.

  The Director Stock Plan provides for annual grants of a nonqualified stock option to each non-employee director of the Company. The option allows such directors to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options will have a term of ten years and vest in equal installments over three years. The Company has reserved 96,584 shares of Common Stock for issuance under the Director Stock Plan, after giving effect to the stock splits by way of share dividends completed prior to the Company's initial public offering (the "Initial Public Offering"), and subject to further antidilution adjustments. As of the Record Date, options to purchase 5,000 shares had been granted to Christian Mustad at an exercise price of $43.00 per share for 2,500 shares and $21.13 per share for the remaining 2,500 shares, to Richard Krinzman at an exercise price of $33.75 per share for 2,500 shares and $21.13 per share for the remaining 2,500 shares and to Neil A. Natkow at an exercise price of $43.00 per share for 2,500 shares.

  Excluding the option of Richard N. Ferry, Jr., the Company's Executive Vice President-Business Development, to purchase the balance of 7,000 shares at an exercise price of $0.01 per share, the options to purchase 2,873,000 shares granted under the Stock Plans outstanding as of the Record Date, have a weighted average exercise price of $8.59 per share.

RETIREMENT PLANS

  The Company has adopted a profit sharing plan (the "Profit Sharing Plan") which covers substantially all employees who have been employed with the Company for at least two years and are at least 21 years of age. Under the terms of the Profit Sharing Plan, the Company makes elective contributions to the Profit Sharing Plan, the allocation of which to employees is based on relative salary.

  Effective January 1, 1997, the Company amended the Profit Sharing Plan to include certain 401(k) savings plan features (as amended, the "Profit Sharing/401(k) Plan"). Under the provisions of the Profit Sharing/401(k) Plan, employees meeting certain eligibility requirements may contribute a maximum of 15% of pre-tax gross wages, subject to certain restrictions imposed pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). Company contributions are at the discretion of its Board. Vesting occurs over a six-year period at the rate of 20% per year, beginning after the second year of service. The Company did not contribute to the Profit Sharing/401(k) Plan or the Profit Sharing Plan during 1997, 1996 and 1995.

EMPLOYMENT AGREEMENTS

  MARK J. GORDON AND DAVID L. EPSTEIN. Each of Mr. Gordon and Mr. Epstein has an employment agreement with the Company, the terms of which are substantially similar. The initial employment term is the period from July 1, 1996 to June 30, 2001, but is thereafter subject to automatic annual renewal, absent notice from either party of its desire not to renew. However, the employee may terminate the agreement at any time upon 30 days' notice. Each has a minimum base salary of $425,000 per annum (adjusted for inflation) subject to increase by the Compensation Committee. An annual bonus is payable based on criteria to be agreed upon by the Compensation Committee and the employee at the beginning of each year. No such criteria have yet been established. Each agreement provides for the annual grant of stock options in a number to be determined by the Compensation Committee, but for no fewer than 5% of the aggregate number of shares for which options were granted under the Stock Plans during the year. Each of Mr. Gordon and Mr. Epstein has waived both their annual bonus and stock option grants with respect to the years ended December 31, 1996 and 1997. Each of Mr. Gordon and Mr. Epstein has certain piggyback and demand registration rights. If either Mr. Gordon's or Mr. Epstein's employment is terminated by death, disability or voluntary resignation, the employee is entitled to severance equal to 18 months' salary, bonus and benefits, and if employment is terminated by the Company without cause (as defined in the agreements), the terminated individual is entitled to severance equal to salary, bonus and benefits for the balance of the contract term or three years, whichever is longer.

  RICHARD D. MONDRE. Mr. Mondre's employment agreement extends to March 31, 1999, and provides for minimum annual compensation of $400,000, subject to increase by the Compensation Committee based on Company performance and other factors. If Mr. Mondre's employment is terminated by the Company during the term of the contract without cause, he will be entitled to severance equal to the compensation and benefits payable over the balance of the term, not to exceed $450,000. If a change in control has occurred, the $450,000 cap does not apply. A change in control generally means that neither Mr. Gordon nor Mr. Epstein controls the Company (the "Change in Control"). Mr. Mondre has been granted piggyback registration rights. Mr. Mondre is authorized to remain "Of Counsel" to Bilzin Sumberg Dunn Price & Axelrod LLP as long as his duties in that capacity do not interfere with his performance under the employment agreement with the Company.

  BERNARD J. KOSAR, JR. On January 2, 1997, Mr. Kosar agreed to join the Company as an executive officer. Mr. Kosar initially entered into a one-year employment agreement with the Company providing for a base annual salary of $150,000 and a discretionary bonus. In October 1997, the Company and Mr. Kosar entered into an amendment to such employment agreement providing, among other things, for automatic renewal of such employment agreement for successive one year terms unless either party notifies the other in writing not to renew at least 60 days prior to expiration of the initial term or any renewal term, an increase in the base annual salary to $275,000, quarterly bonuses in amounts and based upon the Company's actual revenues equaling or exceeding forecasted revenues on a quarterly basis and the percentage by which forecasted revenues are exceeded in any quarter and severance equal to his compensation (salary and bonuses) for one year in the event Mr. Kosar is terminated without cause within 180 days of a change in control. In connection with such amendment to his employment agreement, Mr. Kosar was granted options to purchase 165,000 shares at an exercise price of $7.41 per share vesting 50% on the date of grant (October 1, 1997) and 25% on each of the first and second anniversaries from the date of grant, his existing options to purchase 310,000 shares were repriced to $7.41 per share (of which options to purchase 250,000 shares were also modified to provide for a more accelerated vesting schedule then when originally granted to him) and the vesting of all his options now accelerates on a change in control.

  RICHARD N. FERRY, JR. Mr. Ferry's three-year employment agreement extends to June 30, 1999 and originally provided for a base annual salary of $175,000 in the first year, with incremental increases of $25,000 for each of the next two years. An annual bonus is payable based on Mr. Ferry's performance. In November 1997, the Company and Mr. Ferry entered into an amendment to such employment agreement providing, among other things, for an increase in the base annual salary to $300,000 for the remainder of the employment term and severance equal to his base annual salary for and payable over one year in the event that Mr. Ferry is terminated without cause at any time or Mr. Ferry resigns or quits the Company's employment within 90 days after a change in control. In connection with such amendment to his employment agreement, Mr. Ferry was granted options to purchase 200,000 shares at an exercise price of $6.88 per share vesting 50% 6 months from the date of grant (November 10, 1997) and approximately 17% on each of the first, second and third anniversaries from the date of grant, certain of his existing options to purchase 136,000 shares were repriced to $6.88 per share and also modified to provide for the same vesting schedule as the new options granted to him and the vesting of all of his options now accelerates on a change in control.

  PAUL M. O'HARA. Mr. O'Hara's three-year employment agreement extends to August 8, 1999 and originally provided for a base annual salary of $250,000, plus, for the 1996 calendar year, a guaranteed bonus of $25,000. For each year thereafter, a performance bonus in an amount up to $100,000 was payable, based upon and subject to the Company's achievement of projected quarterly earnings per share. In November 1997, the Company and Mr. O'Hara entered into an amendment to such employment agreement providing, among other things, for an increase in the base annual salary to $350,000 effective as of August 1, 1997, a new performance bonus of $50,000 per quarter based upon and subject to the Company's achievement of forecasted quarterly earnings per share on a fully diluted basis and severance equal to a lump-sum payment of $550,000 in the event that Mr. O'Hara is terminated without cause at any time or Mr. O'Hara resigns or quits the Company's employment within 90 days after a change in control. In connection with such amendment to his employment agreement, Mr. O'Hara was granted options to purchase 150,000 shares at an exercise price of $6.88 per share vesting 50% 6 months from the date of grant (November 10, 1997) and approximately 17% on each of the first, second and third anniversaries from the date of grant, his existing options to purchase 200,000 shares were repriced to $6.88 per share and also modified to provide for the same vesting schedule as the new options granted to him and the vesting of all of his options now accelerates on a change in control.

  DEREK J. REYNOLDS. Mr. Reynolds' three-year employment agreement extends to October 27, 1999 and originally provided for a base annual salary of $250,000 which was increased to $275,000 in July 1997, plus, for the 1996 calendar year, a guaranteed bonus of $15,000. An annual bonus is payable thereafter based on Mr. Reynolds' performance. Pursuant to his employment agreement, on October 28, 1996, Mr. Reynolds was granted an option to purchase 200,000 shares of Common Stock at an exercise price equal to $39.38, which was repriced on December 5, 1997 to $7.875 per share. The option vests in varying amounts over six years and terminates eight years from the date of grant. If Mr. Reynolds' employment is terminated by the Company during the term of the contract without cause, he will be entitled to severance equal to his compensation for one year from the date of termination or until expiration of his employment term, whichever is shorter.

  THOMAS C. TEPER. Mr. Teper's three year employment agreement extends until April 14, 2000 and provides for a base annual salary of $150,000, $175,000 and $200,000 per annum for the first, second and third years of the employment term, respectively. A discretionary annual bonus of not less than $25,000 per annum is payable based on Mr. Teper's performance. If Mr. Teper's employment is terminated by the Company during the term of the employment agreement without cause or he resigns as a result of a breach of the employment agreement or being required to be based in a location other than Dade, Broward or Palm Beach County, Florida, he will be entitled to severance equal to his base annual salary for one year from the date of termination or until expiration of his employment term, whichever is shorter.

  COLLEEN J. WILLIAMS. Ms. Williams three year employment agreement extends until April 14, 2000 and provides for a base annual salary of $200,000 per annum during the employment term. A discretionary annual bonus is payable based on Ms. Williams' performance. If Ms. Williams' employment is terminated by the Company during the term of the employment agreement without cause she will be entitled to severance equal to her base annual salary for one year from the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee was comprised of two non-employee directors during 1997. Messrs. Mustad and Natkow served as those non-employee directors during January and part of February 1997 (with Dr. Natkow ceasing to serve prior to becoming an officer of the Company) and Messrs. Mustad and Krinzman served as such for the balance of 1997. The Compensation Committee determines executive officers' salaries and bonuses and administer the Company's Stock Plans.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  The Company's articles of incorporation (the "Articles") contain a provision eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Business Corporation Act of Florida. This provision in the Articles does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Florida law. Each director will continue to be subject to liability for breach of a director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, or for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

  The Articles and bylaws of the Company (the "Bylaws") provide that the Company will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any person it is required or permitted to indemnify for any liability arising out of his or her actions in such capacity, regardless of whether the Articles and Bylaws would permit indemnification. The Company maintains liability insurance for its directors and officers.

  In addition to the indemnification provided for in the Company's Articles and Bylaws, the Company has entered into agreements to indemnify its directors and its executive officers. These agreements, among other things, indemnify the Company's directors and executive officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

  At present, there is pending a class action lawsuit against the Company involving certain of its directors and officers where indemnification may be required or permitted. The class action lawsuit, captioned NATHAN S. DAVIS V. PRECISION RESPONSE CORPORATION; MARK J. GORDON; PAUL M. O'HARA; DAVID L. EPSTEIN; JAMES F. MURRAY; RICHARD D. MONDRE; BERNARD J. KOSAR, JR.; CHRISTIAN MUSTAD; NEIL A. NATKOW; GOLDMAN SACHS & CO.; DAIN BOSWORTH INC.; MERRILL LYNCH & CO.; AND FURMAN SELZ LLC (Case No. 98-0334 CIV - Middlebrooks), was filed on or about February 25, 1998, in the United States District Court for the Southern District of Florida. The suit alleges that the defendants violated Section 11 of the Securities Act of 1933, as amended (the "Securities Act"), by allegedly making misrepresentations and omissions of material facts in the prospectus prepared in connection with the Company's equity offering in January 1997 (the "Second Equity Offering"). The alleged misrepresentations and omissions concern, among other matters, the failure to include the financial results of the Company for the three months ended December 31, 1996 and the omission to disclose the existence of a cost-cutting program that had been allegedly initiated prior to the Second Equity Offering by the Company's largest client and main source of revenue. The suit also alleges that the individual defendants who were officers of the Company violated Section 15 of the Securities Act based on the same alleged conduct described above.

  In addition to seeking class certification, the plaintiff seeks class monetary damages for himself and persons who purchased the Company's Common Stock on, or traceable to, the Second Equity Offering or between January 29, 1997 through and inclusive of July 10, 1997 (excluding the defendants and the immediate family members of each of the individual defendants and their respective legal representatives, heirs, successors and assigns), costs and expenses and appropriate further relief.

  The Company believes that this lawsuit is without merit and intends to contest the lawsuit vigorously.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1997 the Company's facility at 4300 N.W. 135th Street, Miami, as well as two additional facilities located at 4250 N.W. 135th Street, Miami, and 13180 N.W. 43rd Avenue, Miami (both of the latter facilities are currently used for warehouse space), were leased to the Company by a corporation of which Mr. Gordon is the sole shareholder. Prior to May 1, 1996, such facilities were leased to the Company on a month-to-month basis. In May 1996, the Company entered into written leases for such facilities. The leases commenced on May 1, 1996 for a term of five years, with a five-year renewal option. During 1997 the aggregate monthly rent for these three properties was approximately $24,000. Total rent expense for these facilities was $275,000 in 1997. The Company believes that the rents payable under these leases are no less favorable to it than could be obtained from unaffiliated parties. In February 1998 in connection with the Company's restructuring plan, the lease for the facility at 4300 N.W. 135th Street, Miami, was terminated in consideration of a termination payment of $81,636.72 to the landlord. The Company believes that the amount of the termination payment was no less favorable to it than could have been negotiated from an unaffiliated party.

  The Company had guaranteed mortgage loans of the affiliated corporation (mentioned above) relative to the three properties being leased by the Company. However, during 1997, these mortgage loans were refinanced naming only Mr. Gordon as guarantor.

  The Company subleases its facility at 11975 S.W. 140th Terrace, Miami, from a partnership jointly owned by Messrs. Gordon and Epstein. The term of this sublease expires in January 1999 and the monthly rental obligation is approximately $14,000 for 1997 and $15,000 for 1998. The property is subleased to the Company on the same terms as the primary lease with an unaffiliated party. The affiliated partnership holds an option to purchase the property. The Company also subleases a parking facility adjacent to the 11975 S.W. 140th Terrace facility from the same affiliated partnership. This sublease also expires in January 1999 and the monthly rental obligation is approximately $2,500 plus one-twelfth of the applicable real estate taxes. This property is also subleased to the Company on the same terms as the primary lease. The Company was originally the lessee under both primary leases, but assigned its interest to the partnership in May 1996 for nominal consideration. The aggregate rental expenses with respect to the subleases in 1997 for each of the two aforementioned facilities were $173,000 and $37,000, respectively. Effective June 1996, the Company entered into a net lease with the aforementioned partnership for an additional parking area. The term of the lease expires five years from June 1996 and the monthly rental obligation is approximately $2,500. The aggregate rental expenses with respect to the lease of the additional parking area in 1997 was $32,000. The Company believes that the rents paid and that are payable under these subleases and the net lease are no less favorable than could be obtained from unaffiliated parties.

  Prior to the Company's Initial Public Offering, the Company was treated for Federal and state income tax purposes as an S corporation under the Internal Revenue Code of 1986, as amended (the "Code"), and comparable state tax laws. As a result, earnings of the Company were taxed for Federal and state income tax purposes directly to the shareholders of the Company, rather than to the Company. In connection with the Initial Public Offering, the Company was converted from an S corporation to a C corporation under the Code. The Company's Board declared a dividend (the "Dividend") totaling approximately $5.2 million , payable in cash to the Company's shareholders of record prior to the Initial Public Offering (which included certain affiliates of Messrs. Gordon and Epstein). The Dividend, totaling $5.2 million, was equal to the Company's estimate of its cumulative taxable income prior to conversion to a C corporation to the extent such taxable income had not previously been distributed. The Dividend was subject to adjustment based upon actual cumulative taxable income as finally determined. In connection with the foregoing, the Company and its shareholders who received the Dividend are parties to an S Corporation Tax Allocation and Indemnification Agreement (the "Tax Agreement") relating to their respective income tax liabilities. The Tax Agreement indemnifies such shareholders for any adjustments causing an increase in the shareholders' Federal and state income tax liability (including interest and penalties) related to the Company's tax years prior to the consummation of the Initial Public Offering, unless such adjustments result in or are related to a corresponding decrease in the shareholders' Federal and state income tax liability with respect to another S corporation taxable year. Subject to certain limitations, the Tax Agreement also provides that the Company will be indemnified by the shareholders with respect to Federal and state income taxes (plus interest and penalties) shifted from an S corporation taxable year to a Company taxable year subsequent to the consummation of the Initial Public Offering. Since the shareholders have not given any security for their indemnification obligation, the Company's ability to collect such payments is dependent upon the financial condition of the shareholders at the time any such indemnification obligation arises. The Company is not currently aware of any tax adjustments which may arise under the Tax Agreement. The Tax Agreement further provides that, to the extent that the cumulative taxable income of the Company prior to its conversion to a C corporation (as subsequently established in connection with the filing of the Company's income tax return for the Company's short S corporation tax year) is less than the Dividend, the shareholders who received the Dividend will make a payment equal to such difference to the Company, and if such cumulative taxable income is greater than the Dividend, the Company will make an additional distribution equal to such difference to such shareholders, in either case, with interest thereon. In 1997 the Company's income tax return for the Company's short S corporation tax year was filed and, as a result, an additional distribution in the aggregate amount of $174,000 was made in 1997 to the shareholders who had received the Dividend. Any payment made by the Company to the shareholders pursuant to the Tax Agreement may be considered by the Internal Revenue Service or the state taxing authorities to be nondeductible by the Company for income tax purposes.

  The Company funds a portion of the life insurance premiums payable with respect to three split-dollar life insurance policies owned by the Mark Gordon Family Trust. The amounts paid by the Company are reimbursable to the Company without interest upon the death of Mr. Gordon, the surrender of the policies or the termination of the arrangement. This obligation is secured by the benefits payable under the insurance policies. The aggregate amount outstanding for these premiums as of December 31, 1997 was approximately $110,000.

  Richard D. Mondre, the Company's Executive Vice President, General Counsel and Secretary and a director, was a partner of Rubin Baum until immediately prior to joining the Company in March 1996 and remains "Of Counsel" to BSDPA, the successor firm to Rubin Baum. Prior to February 1, 1998, Rubin Baum had acted as the Company's regular outside legal counsel and since then BSDPA has acted as the Company's regular outside counsel. The total fees and costs paid by the Company to Rubin Baum in 1997 were approximately $1,030,000. The Company believes that the fees paid to Rubin Baum are no less favorable than could be obtained from other comparable law firms in the area.

   During 1997, the Company paid approximately $200,000 in fees to charter an aircraft in connection with business travel for the Company's personnel. The aircraft is owned by an entity of which Mark J. Gordon, the Company's Chairman of the Board and Chief Executive Officer, is the sole shareholder. The Company believes that the fees paid to Mr. Gordon's affiliate were no less favorable to it than would have been obtained from unaffiliated parties.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date except as otherwise noted by (i) each shareholder of the Company who beneficially owns more than 5% of the Company's Common Stock; (ii) each director (and nominee for director) of the Company; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares. The address of each person who beneficially owns more than 5% of Common Stock is the Company's principal executive office, unless otherwise noted.




                                                             SHARES BENEFICIALLY OWNED
                                                     -----------------------------------------
NAME                                                         NUMBER                PERCENT (1)
----                                                 ----------------------      ---------------
Mark J. Gordon (2)                                      7,291,040 (3)                 33.8%
David L. Epstein (2)                                    4,915,660 (4)                 22.8
Richard D. Mondre (2)                                   4,123,802 (5)                 19.1
The Crabbe Hudson Group, Inc. (6)(7)                    2,360,600                     11.0
The Capital Group Companies, Inc. (6)(8)                2,043,000                      9.5
Stacy Lynn Gordon PRC Trust                             1,435,000 (9)                  6.6
Jason Howard Gordon PRC Trust                           1,435,000 (10)                 6.6
Bernard J. Kosar, Jr.                                     497,500 (11)                 2.3
Paul M. O'Hara                                            175,000 (12)                  *
Christian Mustad                                          113,167 (13)                  *
Neil A. Natkow                                             26,433 (14)                  *
Richard N. Krinzman                                         4,667 (15)                  *
All directors and executive officers as a
 group (16 persons)                                    13,274,017 (16)                59.6%

----------
 *   Less than 1%.

(1) Percentage of beneficial ownership is based on 21,549,000 shares of Common Stock outstanding as of the Record Date, except that, in the case of Messrs. Kosar, O'Hara, Mustad, Natkow and Krinzman and all directors and executive officers as a group, the number of options held by Messrs. Kosar, O'Hara, Mustad, Natkow and Krinzman and all directors and executive officers as a group which are exercisable within 60 days of the Record Date are also included in such calculations, as applicable.

(2) Mr. Gordon and Mr. Epstein each has the right to acquire some or all of the other's shares in certain circumstances pursuant to a shareholder agreement and each has certain rights to acquire shares owned by Mr. Mondre pursuant to shareholder agreements. For a more detailed description of these rights, see "Shareholder and Voting Trust Agreements."

(3) Includes 142,994 shares owned directly by Mr. Gordon and 5,509,500 shares (of which 297,500 shares were acquired after the Record Date but as to which an affiliate of Mr. Gordon had sole voting power as of the Record
     Date) held by a Texas limited partnership in which Mr. Gordon is a 63.57074% limited partner, three grantor retained annuity trusts are limited partners having an aggregate 34.42926% interest, Mr. Gordon's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Gordon, is a 1% general partner. The grantor retained annuity trusts each provides an annuity to Mr. Gordon for five years, and thereafter Mr. Gordon's wife and his lineal descendants have a principal and/or income interest in the remainder. Also includes (i) 575,000 shares held by a Texas limited partnership in which Mr. Gordon is a 98% limited partner, Mr. Gordon's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Gordon, is a 1% general partner; and (ii) 408,750 shares beneficially owned by Mr. Mondre (held as described in footnote (5) below), but as to which, pursuant to a voting trust agreement currently between a Texas corporation owned and controlled by Mr. Gordon and the limited partnerships owned and controlled by Mr. Mondre, Mr. Gordon has voting control. Such voting trust agreement continues until February 2006, subject to earlier termination in certain circumstances, and gives Mr. Gordon absolute discretion in voting the shares. See "Shareholder and Voting Trust Agreements." Also includes (i) 3,513 shares held by the David
     L. Epstein 1996 Grantor Retained Annuity Trust #2 ("DEGRAT2") as to which Mr. Gordon shares the voting and dispositive duties with respect to these shares as co-trustee under the trust which provides an annuity to Mr. Epstein for five years and with family members having the remainder interest; (ii) 648,283 shares beneficially owned by the David Epstein 1995 Grantor Trust (held as described below) as to which Mr. Gordon shares the voting and dispositive duties with respect to the shares as co-trustee under this trust, which was created by Mr. Epstein for the benefit of his children; and (iii) 3,000 shares held by The Mark J. Gordon 1996 Family Limited Partnership, a limited partnership for which Mr. Gordon is the sole 1% general partner and trusts for the benefit of his nieces and nephews are the limited partners. The shares beneficially owned by the David Epstein 1995 Grantor Trust are held of record by two Texas limited partnerships in which each trust is a 98% limited partner, Mr. Epstein's wife is a 1% limited partner and a Texas corporation, which is wholly owned by the trust, is the 1% general partner. Messrs. Gordon and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under the trust, which was created by Mr. Epstein for the benefit of his children, and as the directors of the Texas corporation which is the general partner of each Texas limited partnership.

(4) Includes 96,487 shares owned directly by Mr. Epstein and 1,330,917 shares (of which 297,500 shares were acquired after the Record Date, but as to which an affiliate of Mr. Epstein had sole voting power as of the Record Date with respect to 132,084 of such shares and an affiliate of Mr. Gordon had sole voting power as of the Record Date with respect to the balance of such shares) held by a Texas limited partnership in which Mr. Epstein is a 71.36487% limited partner, two grantor retained annuity trusts are limited partners having an aggregate 26.63513% interest, Mr. Epstein's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Epstein, is the 1% general partner. The grantor retained annuity trusts each provides an annuity to Mr. Epstein for five years, and his wife, his parents and their lineal descendants and others have principal and/or income interests in the remainder. Also includes (i) 475,000 shares held by a Texas limited partnership in which Mr. Epstein is a 98% limited partner, Mr. Epstein's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Epstein, is the 1% general partner; (ii) 1,435,000 shares beneficially owned by the Jason Howard Gordon PRC Trust (held as described in footnote (10) below) and 1,435,000 shares beneficially owned by the Stacy Lynn Gordon PRC Trust (held as described in footnote (9) below), as to which Mr. Epstein shares the voting and dispositive duties as co-trustee under these trusts which were created by Mr. Gordon for the benefit of his children; and (iii) 136,250 shares beneficially owned by Mr. Mondre (held as described in footnote (5) below), but as to which, pursuant to a voting trust agreement currently between a Texas corporation owned and controlled by Mr. Epstein and the limited partnerships owned and controlled by Mr. Mondre, Mr. Epstein has voting control. Such voting trust agreement continues until February 2006, subject to earlier termination in certain circumstances, and gives Mr. Epstein absolute discretion in voting the shares. See "Shareholder and Voting Trust Agreements." Also includes 7,006 shares held by the Mark J. Gordon 1996 Grantor Retained Annuity Trust #2 ("MJGGRAT2") as to which Mr. Epstein shares the voting and dispositive duties with respect to these shares as co-trustee under the trust, which provides an annuity to Mr. Gordon for five years and with family members having the remainder interest.

(5) Includes 495,000 shares held by a Texas limited partnership in which Mr. Mondre is a 94.71279% limited partner, the Richard D. Mondre 1996 Grantor Retained Annuity Trust #1 ("RDMGRAT") is a 3.28721% limited partner, Mr. Mondre's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Mondre, is the 1% general partner. The RDMGRAT provides an annuity to Mr. Mondre for five years, after which his wife and his son have an income interest in the remainder and Mr. Mondre's wife and/or lineal descendants, subject to a further trust, have a principal interest in the remainder. Also includes 50,000 shares held by a Texas limited partnership in which Mr. Mondre is a 98% limited partner, Mr. Mondre's wife is a 1% limited partner and a Texas corporation, which is wholly owned by Mr. Mondre, is the 1% general partner. All such shares are subject to voting trust agreements described in footnotes (3) and (4) above. Also includes (i) 7,006 shares held by the MJGGRAT2 as to which Mr. Mondre shares the voting and dispositive duties as co-trustee under the trust;
     (ii) 1,435,000, 1,435,000 and 648,283 shares as to which Mr. Mondre shares the voting and dispositive duties as co-trustee under the Jason Howard Gordon PRC Trust, the Stacy Lynn Gordon PRC Trust and the David Epstein 1995 Grantor Trust, respectively (see footnotes (3) and (4) above and (9) and (10) below); (iii) 3,513 shares held by the DEGRAT2 as to which Mr. Mondre shares the voting and dispositive duties with respect to the shares as co-trustee under the trust (see footnote (3) above); and (iv) 50,000 shares held by a Texas limited partnership in which a Texas corporation, which is wholly owned by Mr. Mondre, is the 1% general partner and Mr. Mondre's son is a 99% limited partner.

(6) The information set forth herein with respect to such person is based solely upon a Schedule 13G filed by such person with the Securities and Exchange Commission (the "Commission") during the month ended February 28, 1998 and, accordingly, may not reflect its holdings as of the Record Date.

(7) The Crabbe Hudson Group, Inc., 121 SW Morrison, Suite 1400, Portland, Oregon 97204, is a registered investment adviser and, in connection therewith, is deemed to be the beneficial owner of 2,360,600 shares of Common Stock with respect to which it shares voting and dispositive powers.

(8) The Capital Group Companies, Inc. ("Capital Group"), 333 South Hope Street, Los Angeles, California 90071, is the parent holding company of a group of investment management companies, including, without limitation, Capital Research and Management Company ("Capital Research"), a registered investment adviser having the same address as Capital Group, and Capital Group through Capital Research is deemed (as is Capital Research) to be the beneficial owner of 2,043,000 shares of Common Stock with respect to which Capital Research has sole dispositive power. SMALLCAP World Fund, Inc., a registered investment company which is advised by Capital Research and has the same address as Capital Group, is deemed to also be the beneficial owner of 1,398,000 of such 2,043,000 shares with respect to which SMALLCAP World Fund, Inc. has sole voting power.

(9) All of these shares are held by two Texas limited partnerships in which the trust is a 98% limited partner, Stacy Lynn Gordon is a 1% limited partner and a Texas limited liability company is the 1% general partner. The general partner is owned by the trust as a 99% member and by a Texas corporation, which is wholly owned by the trust, as a 1% managing member. Messrs. Epstein and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under this trust, which was created by Mr. Gordon for the benefit of his daughter, Stacy Lynn Gordon, and as directors of the Texas corporation.

(10) All of these shares are held by two Texas limited partnerships in which the trust is a 98% limited partner, Jason Howard Gordon is a 1% limited partner and a Texas limited liability company is the 1% general partner. The general partner is owned by the trust as a 99% member and by a Texas corporation, which is wholly owned by the trust, as a 1% managing member. Messrs. Epstein and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under this trust, which was created by Mr. Gordon for the benefit of his son, Jason Howard Gordon, and as directors of the Texas corporation.

(11) Includes 395,000 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(12) Includes 175,000 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(13) Includes 1,667 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(14) Includes 833 shares of Common Stock issuable upon the exercise of options within 60 days of the Record Date.

(15) Includes 1,000 shares held on behalf of Mr. Krinzman's mother, 1,000 shares held on behalf of Mr. Krinzman's mother-in-law and 1,667 shares issuable upon the exercise of options within 60 days of the Record Date.

(16) See other footnotes above. Does not include options held by officers and directors which are not exercisable within 60 days of the Record Date.

SHAREHOLDER AND VOTING TRUST AGREEMENTS

  Mr. Gordon and Mr. Epstein are parties to a shareholder agreement which grants to each the right to purchase some or all of the other's shares upon the death or total incapacity of the other or the involuntary transfer of the other's shares, and a right of first refusal on any shares proposed to be sold to or by a third party. References throughout this section to individuals' share ownership mean the family limited partnerships, grantor retained annuity trusts and other entities which are the record owners of such shares. See "Beneficial Ownership" for a description of the shares which are beneficially owned by each of Messrs. Gordon, Epstein and Mondre and their respective immediate family members.

  Mr. Mondre acquired his shares of Common Stock 75% from Mr. Gordon and 25% from Mr. Epstein in February 1996 at a price of $0.55 per share (the "Acquisition"). The purchase prices are evidenced by nine-year promissory notes, each bearing interest at 5.61% per annum, with interest payable annually and the entire principal due at maturity. Such notes are guaranteed by Mr. Mondre's spouse and are secured by a pledge of the shares sold and other securities owned by Mr. Mondre's spouse pursuant to separate pledge agreements.

  In connection with the Acquisition, Mr. Mondre entered into a shareholders agreement with Mr. Gordon and Mr. Epstein which, for a period extending through April 1, 1999, provides for significant restrictions on Mr. Mondre's rights to sell, alienate or otherwise dispose of the shares of Common Stock acquired by Mr. Mondre from Mr. Gordon and Mr. Epstein, respectively, as well as rights on the part of Mr. Gordon and Mr. Epstein to purchase those shares under certain circumstances. Such restrictions and purchase rights do not relate to shares which may be owned by Mr. Mondre from time to time that were not acquired from Mr. Gordon or Mr. Epstein or those shares of Common Stock permitted to be sold by Mr. Mondre. Currently, all shares of Common Stock owned by Mr. Mondre were, in fact, acquired from either Mr. Gordon or Mr. Epstein. Generally, Mr. Mondre may not sell, alienate or otherwise dispose of their shares of Common Stock prior to April 1, 1999, without the consent of Mr. Gordon and Mr. Epstein, subject to certain exceptions including a change in control, termination of employment without cause, a sale of the Company, a sale of shares in a public offering and death or disability (subject to the repurchase rights of Mr. Gordon and Mr. Epstein described below). The Common Stock then owned by Mr. Mondre is subject to repurchase by Mr. Gordon and Mr. Epstein at the acquisition price if his employment with the Company terminates during his respective three-year employment term as a result of his resignation or termination by the Company with cause. All of such repurchase rights terminate upon a change in control, a sale of the Company, or termination of employment without cause during the three-year employment term.

  Pursuant to voting trust agreements entered into at the time of the Acquisition, each of Mr. Gordon and Mr. Epstein retained the right to vote the shares sold by him to Mr. Mondre until February 16, 2006, subject to earlier termination in certain events. The voting trusts terminate with respect to any shares permitted to be sold by Mr. Mondre under the applicable shareholder agreement described above and terminate completely upon the death of the voting trustee or upon a change in control. As of the Record Date, each of Mr. Gordon and Mr. Epstein exercises such voting rights through a separate Texas corporation owned and controlled by him.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during 1997, its directors, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements except in one instance. James R. Weber, Senior Vice President-Telemarketing Operations of the Company, inadvertently failed to file a Form 4 for November 1997 in connection with the sale of 500 shares of Common Stock owned by him. Such Form 4 is in the process of being filed.

STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder returns on the Company's Common Stock for the period covering July 17, 1996 (the first day of trading subsequent to the Company's Initial Public Offering) through December 31, 1997, on a quarterly basis, with the cumulative total return of The Nasdaq Stock Market - U.S. (the "Nasdaq Market") Index and a group of peer companies in the telecommunications industry (the "Peer Group") for the same period.

            COMPARISON OF SEVENTEEN-MONTH CUMULATIVE TOTAL RETURN(1)
 AMONG THE COMPANY(2), THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP(3)

    The following table presents, in tabular form, the data set forth in the performance graph to be included in the Proxy Statement:


                             PRECISION           NASDAQ
                             RESPONSE             STOCK             PEER
                            CORPORATION          MARKET            GROUP
                         -----------------     -----------      ------------
07/17/96                       $ 100             $ 100             $ 100
09/96                            266               113               149
12/96                            242               119               107
03/97                            163               112                78
06/97                            114               133                88
09/97                             53               155                64
12/97                             70               146                52

----------

(1) Assumes the investment of $100 on July 17, 1996 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).

(2) The Company completed the Initial Public Offering, declared effective on July 16, 1996, at an exercise price of $14.50 per share. Prior to the Initial Public Offering, the Company's common stock was not listed or quoted on any organized market system.

(3) The peer group companies are: APAC Teleservices, ATC Communications Group, ICT Group, National TechTeam, RMH Teleservices, SITEL, SYKES Enterprises, TeleSpectrum Worldwide, TeleTech Holdings and West TeleServices. As some of the members of the peer group may have completed their initial public offerings subsequent to that of the Company, they are included in the above graph beginning with the month in which their respective company's common stock was first listed on an organized market system, or in the case of this particular group, the Nasdaq National Market.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

  The election of seven directors of the Company is proposed, each to hold office until the Annual Meeting of Shareholders next succeeding his election and until his respective successor is elected and qualified or as otherwise provided in the Bylaws of the Company. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below who have been designated by the Board. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted for either (i) a substitute nominee who shall be designated by the proxy holders or by the present Board to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any such nominees will be unwilling or unable to serve if elected as a director.

1998 NOMINEES

  Set forth below is a list of the nominees for directors of the Company. The terms of the directors expire annually upon the holding of the Annual Meeting.

          NAME                                       DIRECTOR SINCE
          ----                                       --------------
          Mark J. Gordon                             1984
          David L. Epstein                           April 1996
          Richard D. Mondre                          May 1996
          Bernard J. Kosar, Jr.                      October 1996
          Christian Mustad                           October 1996
          Neil A. Natkow                             October 1996
          Richard N. Krinzman                        February 1997

  For biographical and other information regarding such nominees, including the principal occupation of those individuals for at least the past five years, see "Directors and Executive Officers."

  The nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT TO THE
                         PRECISION RESPONSE CORPORATION
                 AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN

                                 SUMMARY OF PLAN

PURPOSE

  The Board submits to the shareholders for their approval an amendment to the Precision Response Corporation Amended and Restated 1996 Incentive Stock Plan, as amended (the "Employee Stock Plan"), to increase the number of shares reserved for issuance under the Employee Stock Plan from 3,000,000 shares of Common Stock to 4,000,000 shares of Common Stock. The material provisions of the Employee Stock Plan are summarized below. The purpose of the Employee Stock Plan is to provide incentives which will attract and retain highly competent persons as officers and key employees of the Company, as well as independent contractors providing consulting or advisory services to the

Company ("non-employee consultants"). It is intended to enable such key employees (including officers) and non-employee consultants of the Company or any subsidiary to own stock in the Company or to receive monetary payments based on the value of such stock, and to take advantage of the tax benefits allowed by the Code to employer stock plans.

NUMBER OF SHARES

  The Company currently has reserved 3,000,000 shares of Common Stock for issuance under the Employee Stock Plan, subject to further antidilution adjustments. The proposed amendment to the Employee Stock Plan would increase the number of shares reserved for issuance under the Employee Stock Plan to 4,000,000 shares of Common Stock, subject to further antidilution adjustments.

ADMINISTRATION

  The Compensation Committee of the Board administers the Employee Stock Plan. The Compensation Committee, which serves at the discretion of the Board, is currently comprised of two non-employee directors of the Company. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Compensation Committee of less than two non-employee members of the Board administer the Employee Stock Plan. The members of the Compensation Committee are chosen by the Board so that grants made under the Employee Stock Plan to officers (who may also be directors) of the Company ("Section 16 Insiders") who are subject to liability under Section 16 of the Exchange Act, and other transactions by such persons, qualify for the maximum exemption from Section 16 liability provided by Rule 16b-3 under the Exchange Act. The Compensation Committee has final authority to interpret any provision of the Employee Stock Plan, any grant made under the Employee Stock Plan or any provision of any agreement evidencing such grant. The Compensation Committee is authorized, subject to the provisions of the Employee Stock Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Employee Stock Plan and to make such determinations and interpretations and to take such action in connection with the Employee Stock Plan and any Awards (as hereinafter defined) granted as it deems necessary or advisable.

ELIGIBILITY

  Key employees (including officers), prospective key employees (conditioned upon and effective not earlier than their becoming an employee) and non-employee consultants of the Company or any subsidiary of the Company are eligible to participate in the Employee Stock Plan. Only key employees of the Company or any subsidiary are eligible to receive incentive stock options ("ISOs"). In determining key employees to whom Awards (as defined below) will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. As of the Record Date, the Compensation Committee has not adopted formal eligibility limitation criteria. Therefore, quantification of the current number of employees and non-employee consultants that would technically be eligible for participation is not currently readily determinable. As of the Record Date, approximately 192 employees held outstanding stock options.

TYPES OF AWARDS

  The Employee Stock Plan permits the Company to grant ISOs, nonqualified stock options ("NSOs"), stock appreciation rights, stock awards, performance shares and performance units (collectively, "Awards"). These Awards are described below.

STOCK OPTIONS

  Stock options consist of awards from the Company, in the form of agreements, which enable the holder (an "optionee") to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Code. NSOs are options that do not qualify as ISOs.

Options designated as ISOs that fail to continue to meet the requirements of
Section 422 of the Code shall be redesignated as NSOs for Federal income tax purposes automatically without further action by the Compensation Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

  TERM OF OPTIONS. The Compensation Committee determines the term of each option and the time or times, and conditions (such as a change in control) under which, each option vests and may be exercised. However, the term of an ISO may not exceed ten years from the date of grant and the term of an NSO may not exceed fifteen years from the date of grant.

  EXERCISE PRICE. The Compensation Committee also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of Common Stock on the date of grant. Under certain circumstances (relating to ownership of more than 10% of the total combined voting power of all classes of stock of the Company), the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant and the term of such ISO may not exceed five years from the date of grant. The exercise price for an NSO may not be less than 85% of the fair market value on the date of grant, except for a maximum of 50,000 shares of Common Stock which may be granted at an exercise price as low as $0.01 per share. For purposes of the Employee Stock Plan and any Awards thereunder, "fair market value" of Common Stock is the mean between the highest and lowest sale prices for the Company's Common Stock as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Stock is primarily traded) on the date immediately preceding the date of grant (or on the next preceding trading date if Common Stock was not traded on the date immediately preceding the date of grant), provided, however, that, if the Company's Common Stock is not at any time readily tradable on a national securities exchange or other market system, "fair market value" shall mean the amount determined in good faith by the Compensation Committee as the fair market value of the Common Stock.

  LIMITATION ON EXERCISE OF ISOS. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000 and, to the extent in excess of such $100,000, such excess options shall be treated as NSOs.

  TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. If an optionee terminates his or her employment or consulting relationship for any reason, his or her option may be exercised to the extent it had vested and was exercisable at the date of such termination for a period of time determined by the Compensation Committee at the time the option is granted. Pursuant to the terms of the existing option agreements entered into at the time of the granting of an option, in the case of a termination other than for disability, death or breach of an employment contract by the optionee, the period for exercise as to vested options following termination generally does not exceed three months. In the case of termination for disability, the period for exercise as to vested options is generally 12 months. In the case of termination for death, the exercise period for vested options is generally for 18 months following the issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of the deceased optionee, if the death occurs either during the employment or during the three month period following termination (other than a termination for breach of an employment agreement or if the optionee was terminated for cause), but in no event later than two years after the optionee's death. In the case of termination for breach by the optionee of an employment agreement with the Company or if the optionee was terminated for cause, the exercise period ends on the date of termination. In no event may an option be exercised after the expiration of the original term of the option.

  In the event of the death of an optionee while an option remains exercisable, such option, to the extent vested, is exercisable during such period after his or her death as the Compensation Committee shall have determined (but not beyond the stated duration of the option), and then only by the executor or administrator of the estate of the deceased or the person or persons to whom the deceased optionee's rights passes by will or the laws of descent and distribution.

  MANNER OF EXERCISE. Options are exercisable only by delivery of a written notice in a form prescribed by the Compensation Committee. The Compensation Committee may specify in the agreement evidencing the grant of an option a minimum number of shares that may be purchased upon any exercise of the option. Subsequent to the grant of any options which are not immediately exercisable in full, the Compensation Committee, at any time before complete termination of such options, may accelerate the time or times at which such options may be exercised in whole or in part.

  PAYMENT OF EXERCISE PRICE. The Compensation Committee determines how an optionee may pay the exercise price of an option. The Employee Stock Plan specifically states that a check is an acceptable form of consideration and that, subject to the discretion of the Compensation Committee and as provided in the agreement evidencing the grant, payment may also be made by delivery of shares of Common Stock of the Company, if such payment does not result in a charge to earnings of the Company for financial accounting purposes, or by a combination of check and shares, or by delivery to the Company of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver to the Company the appropriate amount of proceeds from the sale or loan of the shares exercised (often referred to as a "cashless exercise"). Subject to certain restrictions and the discretion of the Compensation Committee, an optionee who incurs a tax liability upon the exercise of an option may satisfy any withholding obligation by electing to have the Company retain a sufficient number of shares to cover the withholding obligation.

  STATUS OF OPTIONEE. The recipient of an option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Common Stock subject thereto except to the extent that the option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

STOCK APPRECIATION RIGHTS

  A stock appreciation right (an "SAR") is a right to participate in the appreciation of the fair market value of the shares of Common Stock subject to the right. SARs may be granted to the holders of stock options or may be granted independently of and without relation to stock options. An SAR granted in conjunction with a stock option will entitle the holder to elect, in lieu of exercising the stock option, to receive the appreciation in the fair market value of the shares subject to the option up to the date the right is exercised. Such appreciation shall be measured from not less than the option price. In the case of an SAR issued independently of any stock option, such appreciation shall be measured from not less than 85% of the fair market value of the Common Stock on the day the right is granted. Payment of such appreciation shall be made in cash or in shares of Common Stock, or a combination thereof, as determined by the Compensation Committee and as set forth in the Award, but no SAR shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash equivalent) with respect to which the right is granted. An SAR relating to an NSO may be made as part of the NSO at the time of its grant or at any time thereafter up to six months prior to its expiration. An SAR relating to an ISO may be made a part of such ISO only at the time of its grant. Each SAR will be exercisable at the times and to the extent set forth therein, but no SAR shall be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the term of the related stock option, if any, or (ii) 15 years after it was granted. In the event of the death of a grantee while an SAR remains exercisable, such SAR shall be exercisable during such period after his or her death as the Compensation Committee shall have determined (but not beyond the stated duration of the right), and then only by the executor or administrator of the estate of the deceased or the person or persons to whom the deceased grantee's rights shall pass by will or the laws of descent and distribution.

STOCK AWARDS

  A stock award (a "Stock Award") is a grant of shares of Common Stock to the grantee without payment for such shares or payment at less than fair market value of the shares as additional compensation for services rendered to the Company. Stock Awards are subject to such terms and conditions as the Compensation Committee determines, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares for no consideration upon termination of the grantee's employment or consulting relationship within specified periods. The grantee of a Stock Award shall have, with respect to the shares subject to such Stock Award, all the rights of a holder of shares of the Company's Common Stock, including the right to receive dividends and to vote the shares.

PERFORMANCE SHARES

  Performance shares ("Performance Shares") entitle the grantee to receive shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period (defined below). A "Performance Period" relates to the period during which the receipt of the shares of Common Stock will be deferred. Performance Shares may be awarded either alone or in addition to other Awards under the Employee Stock Plan. The Compensation Committee will determine the number of Performance Shares to be awarded to any grantee, the duration of the Performance Period and the conditions under which receipt of the shares of Common Stock will be deferred, and the other terms and conditions of the grant. The Compensation Committee may condition the grant of Performance Shares upon the attainment of certain specified performance goals or other factors or criteria as the Compensation Committee shall determine. Unless otherwise determined by the Compensation Committee at the time of the award of a Performance Share, any dividends payable during the Performance Period with respect to the shares covered by a Performance Share award will not be paid to the grantee. Subject to the provisions of the Performance Share award and the Employee Stock Plan, at the expiration of the Performance Period, shares of Common Stock and/or cash of an equivalent value shall be delivered to the grantee, or his or her legal representative, in a number equal to the vested shares covered by the Performance Share award. If the grantee's employment or consulting arrangement with the Company terminates during the Performance Period, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Compensation Committee.

PERFORMANCE UNITS

  Performance units ("Performance Units") consist of the right to receive a fixed dollar amount, payable in cash or shares of Common Stock or a combination of both. Performance Units may be awarded either alone or in addition to other Awards under the Employee Stock Plan. The Compensation Committee will determine the time or times at which Performance Units shall be awarded, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a grantee's right to Performance Units will be vested, and the other terms and conditions of the award of Performance Units. The Compensation Committee may condition the vesting of Performance Units upon the attainment of certain specified goals or such other factors or criteria as the Compensation Committee shall determine. At the expiration of the Performance Cycle, the Compensation Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units that have vested. Subject to the applicable provisions of the Performance Unit grant and the Employee Stock Plan, at the expiration of the Performance Cycle, cash and/or shares of Common Stock of an equivalent cash value shall be delivered to the grantee, or his or her legal representative, in payment of the vested Performance Units covered by the Performance Unit award. Upon termination of the grantee's employment or consulting arrangement with the Company during the Performance Cycle for a given Performance Unit award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Compensation Committee.

TERMS APPLICABLE TO ALL AWARDS

   NON-TRANSFERABILITY OF AWARDS. Awards granted under the Employee Stock Plan are non-transferable by the participant, other than as required by law (including a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder), by will or the laws of descent and distribution or, if the Award expressly so provides, to the participant's immediate family (which for purposes of the Employee Stock Plan is limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members and/or trusts are the only partners. Except with respect to a qualified domestic relations order, Awards may be exercised during the lifetime of the participant only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Award theretofore granted to him or her shall be exercisable during such period after his or her death as the Compensation Committee shall in its discretion set forth in such Award at the date of grant (but not beyond the stated duration of the Award) and then only
(i) by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award passes by will or the laws of descent and distribution, and (ii) to the extent that the deceased participant was entitled to do so at the date of his or her death.

  ADJUSTMENT ON CHANGES IN CAPITALIZATION. If the Company at any time changes the number of issued Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or makes a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under the Employee Stock Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or fair market value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

  EFFECT OF ACQUISITION OF THE COMPANY. In the event any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, each outstanding Award, subject to the other provisions of the Employee Stock Plan and any limitation applicable to a particular Award, may be assumed or substituted by the successor corporation (or a parent or subsidiary or such successor corporation) and the grantee will be entitled to receive, upon exercise of the Award, an equivalent amount of securities, cash or other property received with respect to the Common Stock in such transaction as would have been received upon exercise of the Award immediately prior to such transaction.

  WITHHOLDING. All payments or distributions made pursuant to the Employee Stock Plan shall be net of any amounts required to be withheld pursuant to applicable Federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Employee Stock Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.

  TERM, AMENDMENT AND TERMINATION. The Employee Stock Plan will expire by its own terms on May 30, 2006. The Board may amend, alter, suspend or discontinue the Employee Stock Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding Award without the consent of the holder. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the rules of the Nasdaq Market), the Company must obtain shareholder approval of certain amendments to the Employee Stock Plan in the manner and to the degree required by such laws and regulations. No Award shall be granted after May 30, 2006; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under the Employee Stock Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under the Employee Stock Plan, or any other present or future plan of the Company.

  RULE 16B-3. Awards granted to persons subject to Section 16 of the Exchange Act, referred to as "Section 16 Insiders," are subject to any additional applicable restrictions under Rule 16b-3.

REGISTRATION OF UNDERLYING COMMON STOCK

  On January 13, 1997, the Company filed a Registration Statement on Form S-8 with the Commission in order to register the 1,931,684 shares of Common Stock then reserved for issuance under the Employee Stock Plan. To the extent that such Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), shares of Common Stock issued upon the exercise of outstanding stock options granted under the Employee Stock Plan will be immediately and freely tradable without restriction under the Securities Act, subject to applicable volume limitations, if any, under Rule 144 promulgated under the Securities Act and, in the case of executive officers of the Company,
Section 16 of the Exchange Act. Subject to the shareholders approval of this amendment, it is currently contemplated that at the appropriate time the Company will file an additional Registration Statement on Form S-8 in order to register the additional shares of Common Stock which would be reserved for issuance under the Employee Stock Plan.

OUTSTANDING AWARDS

  As of the Record Date, options to purchase 2,870,000 shares were outstanding under the Employee Stock Plan, of which options to purchase 2,133,000 shares had been granted to executive officers of the Company. In addition, options to purchase an additional 49,000 shares had been exercised as of the Record Date, of which options to purchase 44,000 shares had been exercised by two executive officers of the Company. Except for an option to purchase 21,000 shares granted to Richard N. Ferry, Jr., the Company's Executive Vice President - Business Development, which has an exercise price of $0.01 per share, all options which have been granted under the Employee Stock Plan have had exercise prices equal to the fair market value of the Common Stock on the date of grant of the option. Options granted under the Employee Stock Plan generally vest over a period of years and have a total term of seven years.

  Excluding Mr. Ferry's option to purchase the balance of 7,000 shares at an exercise price of $0.01 per share, the options outstanding as of the Record Date to purchase 2,863,000 shares granted under the Employee Stock Plan have a weighted average exercise price of $8.47 per share.

  As of the Record Date, the Company has not granted any SARs, Stock Awards, Performance Shares or Performance Units under the Employee Stock Plan.

RECENT PRICE OF COMMON STOCK

  On the Record Date, the closing sale price of the Common Stock on the Nasdaq National Market was $8.25 per share.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the U.S. Federal income tax consequences of Awards granted under the Employee Stock Plan based on U.S. Federal income tax laws in effect on January 1, 1998.

  INCENTIVE STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of an ISO. No taxable income is recognized upon the exercise of an ISO by an optionee (except to the extent the ISO affects the determination of the optionee's alternative minimum taxable income under Section 56 of the Code, as discussed in the paragraph below entitled "Alternative Minimum Taxable Income Adjustment"), provided (i) no disposition of a share of Common Stock issued pursuant to the exercise of the ISO is made by the optionee within two (2) years (the "2 year holding period") from the date of the grant of the ISO nor within one (1) year (the "1 year holding period") after the transfer of such share to him or her (a "disqualifying disposition"); and (ii) the optionee was an employee of the Company at all times from the date of the grant of the ISO to the date, generally, three (3) months before the date of such exercise ("continuously employed") (that is, the optionee may exercise the ISO within three (3) months following his or her termination of employment without the recognition of taxable income on such exercise).

  If a share of Common Stock is transferred to an optionee pursuant to his or her exercise of an ISO, and if no disqualifying disposition of such share is made by the optionee, and the optionee is continuously employed by the Company, then upon the subsequent disposition of such share by the optionee, (i) any amount realized in excess of the option exercise price is treated as long-term capital gain (subject to various tax rates depending on how long such share is held); (ii) any loss sustained is a long-term capital loss; and (iii) no deduction under Section 162 of the Code (relating to trade or business expenses) ("employer tax deduction") is allowed to the Company for federal tax purposes.

  If a share of Common Stock transferred to an optionee pursuant to his or her exercise of an ISO is disposed of by the optionee prior to the expiration of either the 1 or 2 year holding periods in a disqualifying disposition, then for the taxable year of such disposition (i) the optionee recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of such share at exercise over the option exercise price (or, if such fair market value is less than such exercise price, an amount equal to the amount realized on such disposition) and (ii) the Company is allowed a corresponding employer deduction. The basis of such share is then increased by the amount of the income so recognized, and any subsequent gain or loss recognized by the optionee with respect to such share is treated as short-term or long-term capital gain or loss (as the case may be) and will not result in any further employer tax deduction.

  NONQUALIFIED STOCK OPTIONS. With respect to NSOs: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to an employer tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.

  STOCK APPRECIATION RIGHTS. With respect to Stock Appreciation Rights, if the grantee elects to receive the appreciation inherent in the Stock Appreciation Right in cash, the cash is ordinary income, taxable to the grantee. If the grantee elects to receive the appreciation in the Company's Common Stock, the stock received will be ordinary income to the grantee to the extent of the difference between its fair market value and the amount, if any, the grantee paid for the stock. The Company is entitled to an employer tax deduction in the same amount of the ordinary income.

  STOCK AWARDS. With respect to Stock Awards, generally, ordinary income is recognized to the grantee on the date of grant in an amount equal to the difference between the fair market value of the Common Stock awarded and the consideration paid by the grantee, if any, for such shares and, the Company is entitled to an employer tax deduction in the same amount.

  PERFORMANCE SHARES AND PERFORMANCE UNITS. With respect to Performance Shares and Performance Units, generally, ordinary income is recognized by the grantee upon receipt by the grantee of shares of Common Stock or cash of an equivalent value or a combination of both upon the expiration of either the Performance Period or the Performance Cycle and the Company is entitled to an employer tax deduction in the same amount.

  ALTERNATIVE MINIMUM TAXABLE INCOME ADJUSTMENT. The exercise by an optionee of an ISO granted under the Employee Stock Plan may subject the optionee to alternative minimum tax ("AMT") under Section 56 of the Code. Under Section 56(b)(3) of the Code, for purposes of computing the amount of the alternative minimum taxable income ("AMTI") of an individual for any taxable year, (i)
Section 83 (relating to NSOs) as opposed to Section 421 (relating to ISOs) of the Code applies to the transfer of a share of Common Stock pursuant to the exercise of an ISO (that is, the ISO is treated as an NSO) and (ii) the optionee must treat the difference, if any, between the fair market value of the ISO and the option exercise price as an adjustment in determining AMTI under Section 56(b)(3) of the Code in the first taxable year in which the optionee's rights in such share are either transferable or are not subject to a substantial risk of forfeiture under Section 83(a) of the Code. An optionee may alter the timing and amount of such an AMTI adjustment, if any, by filing with the Internal Revenue Service an election under Section 83(b) of the Code within thirty (30) days after the date of the exercise of an ISO. Such an AMTI adjustment, if any, is also added to the basis of such share for purposes of determining adjusted gain or loss under the AMT upon disposition of such share. No such AMT adjustment is required if the exercise of an ISO and the subsequent disposition of such share occur within the same taxable year.

                      AMENDMENT TO THE EMPLOYEE STOCK PLAN

PROPOSAL

  Because the Board considers the Employee Stock Plan a very effective means to promote the success and to assist in the further growth and development of the Company, the Board on March 12, 1998 approved an amendment to the Employee Stock Plan, subject to the approval of the Company's shareholders. The Board seeks the approval of the Company's shareholders to increase the number of shares of Common Stock issuable pursuant to the Employee Stock Plan from 3,000,000 shares to 4,000,000 shares.

PURPOSES OF THE AMENDMENT

  The purpose for increasing the number of shares available for issuance under the Employee Stock Plan is to ensure that the Company will continue to be able to grant Awards as incentives to those individuals upon whose efforts and motivation the Company relies for the continued success and development of its business and to attract and retain the best qualified personnel.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 2 is necessary for the adoption and approval of the proposed amendment to the Employee Stock Plan.

  THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") acted as the Company's independent public accountants for the Company's fiscal year ended December 31, 1997. This firm has acted as the independent public accountants for the Company since December 27, 1995. It is anticipated that the Audit Committee of the Board will recommend to the Board for its approval the selection of Coopers & Lybrand to serve as the Company's independent public accountants for the fiscal year ending December 31, 1998, after the Audit Committee has undertaken the appropriate review, including reviewing the terms of engagement of Coopers & Lybrand for 1998. Such independent public accountants, if selected by the Board, will continue to serve at the pleasure of the Board. The selection of independent public accountants is not being submitted to shareholders for approval because there is no legal requirement to do so. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions relating to the examination by Coopers & Lybrand of the Company's 1997 financial statements.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any shareholder of the Company who wishes to present a proposal to be considered at the 1999 Annual Meeting of Shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal to the Secretary of the Company, at the principal executive offices of the Company, 1505 N.W. 167th Street, Miami, Florida 33169, no later than December 31, 1998. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

                                  OTHER MATTERS

FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 is being provided to shareholders with this Proxy Statement. THE COMPANY WILL FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION, UPON RECEIPT OF A WRITTEN REQUEST TO MR. PAUL O'HARA, SENIOR VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER, AT THE ADDRESS OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES STATED ABOVE.

OTHER

  As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.


                                      By Order of the Board of Directors



                                      /s/ RICHARD D. MONDRE
                                      ----------------------------------
                                      Richard D. Mondre
                                      EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                      AND SECRETARY

Miami, Florida
April 30, 1998

                                                                      Appendix A

PROXY                    PRECISION RESPONSE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby constitutes and appoints Mark J. Gordon and David L. Epstein, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of common stock of Precision Response Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Weston Hills Country Club, 2600 Country Club Way, Fort Lauderdale, Florida 33332, on Friday, June 12, 1998, at 10:00 a.m. (Eastern time) and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 30, 1998, and instructs its attorneys and proxies to vote as set forth on this Proxy.

A  [X]  Please mark your
        votes as in this
        example.

                                       FOR   WITHHELD   NOMINEES:  Mark J. Gordon
1. ELECTION OF DIRECTORS               [ ]     [ ]                 David L. Epstein
  (Proposal 1)                                                     Richard D. Mondre
                                                                   Bernard J. Kosar, Jr.
FOR, EXCEPT vote withheld from the                                 Christian Mustad
following nominee(s):                                              Neil A. Natkow
                                                                   Richard N. Krinzman

------------------------------------------------------------

2. APPROVAL OF AMENDMENT TO THE PRECISION RESPONSE CORPORATION AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN (Proposal 2)

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                         (To be Signed on Reverse Side)

3. In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE SPECIFIED NOMINEES AND THE AMENDMENT TO THE PRECISION RESPONSE CORPORATION AMENDED AND RESTATED 1996 INCENTIVE STOCK PLAN. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

                                                   PLEASE NOTE ANY CHANGE OF
                                                   ADDRESS.

                                                   Signature____________________

                                                   Date_________________________

                                                   Signature____________________

                                                   Date_________________________

                                                   NOTE: Please sign exactly as
                                                   name appears above. Joint
                                                   owners should each sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee, etc., indicate
                                                   title. If the signer is a
                                                   corporation, sign in the
                                                   corporate name by a duly
                                                   authorized officer.

                                                   PLEASE DETACH AND MAIL IN THE
                                                   ENVELOPE PROVIDED